UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 11, 2018
Date of Report (date of earliest event reported)

iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38380	82-3129582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2018, the Board of Directors of iPic Entertainment Inc. (the “Company”) approved the adoption of an annual incentive compensation plan (the “Annual Incentive Plan”) to provide eligible employees, including the named executive officers, with the opportunity to receive cash bonuses based on the satisfaction of pre-established annual performance criteria.

The Annual Incentive Plan will be administered by the Compensation Committee of the Board of Directors, provided that the Compensation Committee may delegate such authority to the Chief Executive Officer with respect to all participants who are not executive officers (the “Plan Administrator”). The Plan Administrator will determine employee eligibility to participate in the Annual Incentive Plan, subject to the minimum eligibility requirement of 90 days of continuous service with the Company.

The Plan Administrator will review and approve the performance criteria for the applicable year. Performance criteria will generally be tied to the financial and operational performance of the Company during the plan year. Additional criteria may be developed by the Plan Administrator with the assistance of department managers. Following the close of the plan year, the Plan Administrator will evaluate the Company’s performance and individual performance compared to the performance criteria and additional criteria, as applicable. The results of this evaluation will serve as a basis for the determination of the bonus earned. Bonuses will generally be paid in the second quarter after the end of a plan year, subject to the ability of the Compensation Committee to defer the payment thereof.

In addition, on September 11, 2018, the performance goals for the named executive officers for 2018 were approved by the Board of Directors, with the payments under the Annual Incentive Plan tied to an EBITDA target, as well as the satisfaction of additional performance criteria specific to each named executive officer. Named executive officers will be eligible to receive bonuses under the Annual Incentive Plan ranging from 22.5% to 125% of such named executive officer’s target bonus depending on actual performance relative to the pre-established performance criteria.

The foregoing description is qualified in its entirety by reference to the text of the Company’s 2018 Annual Incentive Plan, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

Item 5.07.           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on September 11, 2018, at 10:00 a.m., local time, at iPic Fulton Market, 11 Fulton Street, New York, NY 10038.  Of the 7,116,974 shares of the Company’s Class A common stock outstanding and 4,323,755 shares of the Company’s Class B common stock outstanding as of the close of business on July 16, 2018, the record date for the Annual Meeting, 7,044,248 shares, or approximately 62% of the total shares eligible to vote at the Annual Meeting, were represented in person or by proxy.  Two proposals were submitted to the stockholders at the Annual Meeting and are described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on August 2, 2018.  The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter, as applicable.

Election of Directors.  Each of Hamid Hashemi, Robert Kirby, Dana Messina and George M. Philip were elected to hold office, subject to the provisions of the Company’s bylaws, until the annual meeting of stockholders of the Company to be held in 2019 and until their respective successors are duly elected and qualified, as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Hamid Hashemi	6,638,170	9,933	396,145
Robert Kirby	6,635,572	12,531	396,145
Dana Messina	6,640,490	7,613	396,145
George M. Philip	6,641,221	6,882	396,145

Ratification of Independent Registered Public Accountants.  The appointment of Crowe Horwath LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, as follows:

Votes FOR	Votes AGAINST	Abstentions
7,038,348	3,803	2,097

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Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	iPic Entertainment Inc. 2018 Annual Incentive Plan

* * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2018	IPIC ENTERTAINMENT, INC.

	By:	/s/ Paul Westra
	Name:	Paul Westra
	Title:	Chief Financial Officer

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